UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York		10154
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2021, BCRED Castle Peak Funding LLC (“SPV”), a wholly-owned subsidiary of Blackstone Private Credit Fund (the “Fund”), entered into a senior secured revolving credit facility (the “Revolving Credit Facility”) with Citibank, N.A. (“Citi”). Citi serves as administrative agent, Wilmington Trust, National Association, serves as collateral agent, custodian and collateral administrator and the Fund serves as collateral manager under the Revolving Credit Facility.

Advances used to finance the purchase or origination of broadly syndicated loans under the Revolving Credit Facility initially bear interest at a per annum rate equal to the three-month London Interbank Offered Rate in effect (“LIBOR”), plus the applicable margin of 1.50% per annum. Advances used to finance the purchase or origination of middle market loans under the Revolving Credit Facility initially bear interest at a per annum rate equal to LIBOR plus the applicable margin of 2.00% per annum. After the expiration of a three-year reinvestment period, the applicable margin on outstanding advances will be increased by 1.00% per annum.

The initial principal amount of the Revolving Credit Facility is $200 million. The Revolving Credit Facility has an accordion feature, subject to the satisfaction of various conditions, which could bring total commitments under the Revolving Credit Facility to up to $800 million. Proceeds from borrowings under the Revolving Credit Facility may be used to fund portfolio investments by SPV and to make advances under revolving loans or delayed draw term loans where SPV is a lender. All amounts outstanding under the Revolving Credit Facility must be repaid by the date that is five years after the closing date of the Revolving Credit Facility.

SPV’s obligations to the lenders under the Revolving Credit Facility are secured by a first priority security interest in all of SPV’s portfolio investments and cash. The obligations of SPV under the Revolving Credit Facility are non-recourse to the Fund, and the Fund’s exposure under the Revolving Credit Facility is limited to the value of the Fund’s investment in SPV.

In connection with the Revolving Credit Facility, SPV has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The Revolving Credit Facility contains customary events of default for similar financing transactions, including if a change of control of SPV occurs. Upon the occurrence and during the continuation of an event of default, Citi may declare the outstanding advances and all other obligations under the Revolving Credit Facility immediately due and payable. The occurrence of an event of default (as described above) triggers a requirement that SPV obtain the consent of Citi prior to entering into any sale or disposition with respect to portfolio investments.

The foregoing description is only a summary of the material provisions of the Revolving Credit Facility and is qualified in its entirety by reference to a copy of the Revolving Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

On January 7, 2021, the Fund sold unregistered Class I common shares of beneficial interest to feeder vehicles primarily created to hold the Fund’s Class I shares as well as to an affiliate of Blackstone. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder. The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
January 7, 2021	29,308,301	$732,707,525

Item 7.01. Regulation FD Disclosure.

The following table presents a summary of the Fund’s investment portfolio as of January 8, 2021. Detailed investment holdings for the top twenty positions, based on fair value, are presented on a line-by-line basis. The remaining portfolio is shown in the aggregate as “Other debt investments.” As of such date, the Fund’s investment portfolio produced a weighted average yield at fair value of 6.3%, 100% of the portfolio was comprised of senior secured floating rate debt investments (95% first lien).

Investment	Industry	Investment Type	Reference Rate and Spread	Maturity Date	Par Amount (in thousands)	Fair Value (in thousands)
Alberio Energy, LLC	Electronic Equipment	First Lien	L + 6.00%	12/23/2026	$33,847	$33,170
Capstone Acquisition Holdings, Inc.	Transportation Infrastructure	First Lien	L + 4.75%	11/12/2027	12,211	12,354
CD&R Artemis Bidco Inc.	Health Care Providers & Services	First Lien	L + 6.00%	5/11/2027	8,812	8,415
COP Home Services TopCo IV, Inc	Construction & Engineering	First Lien	L + 5.00%	12/31/2027	93,052	90,028
COP Home Services TopCo IV, Inc	Construction & Engineering	Second Lien	L + 8.75%	12/31/2028	34,895	34,109
Dana Kepner Company, LLC	Distributors	First Lien	L + 6.25%	12/30/2026	15,000	14,700
Donuts Inc.	Internet & Direct Marketing Retail	First Lien	L + 6.00%	12/29/2026	46,154	45,231
Drive Chassis Holdco LLC	Transportation Infrastructure	Second Lien	L + 8.25%	1/12/2024	4,762	4,811
JSS Holdings Inc.	Commercial Services & Supplies	First Lien	L + 6.25%	12/17/2027	18,696	18,415
OMNI Intermediate Holdings, LLC	Air Freight & Logistics	First Lien	L + 5.00%	12/30/2026	95,792	93,397
Park Place Technologies, LLC	IT Services	First Lien	L + 5.00%	11/10/2027	30,000	28,975
Paula’s Choice Holdings, Inc.	Personal Products	First Lien	L + 6.25%	11/2/2025	20,000	19,450
PaySimple, Inc.	Software	First Lien	L + 5.50%	8/23/2025	5,000	4,963
Quest Software, Inc.	Software	Second Lien	L + 8.25%	5/18/2026	7,500	7,155
Seko Global Logistics Network, LLC	Distributors	First Lien	L + 5.00%	12/30/2026	89,300	87,961
SelectQuote, Inc	Diversified Financial Services	First Lien	L + 6.00%	11/5/2024	17,588	17,764
Shutterfly, Inc.	Internet & Direct Marketing Retail	First Lien	L + 6.50%	9/25/2026	20,000	19,950
Shoals Holdings LLC	Electrical Equipment	First Lien	L + 6.00%	11/25/2026	20,188	19,683
Veregy Consolidated, Inc.	Commercial Services & Supplies	First Lien	L + 6.00%	11/3/2027	20,000	20,050
Windows Acquisition Holdings, Inc.	Building Products	First Lien	L + 6.50%	12/29/2026	67,615	66,355
Other debt investments(1)	Various	First Lien/Second Lien	L + 3.70%	1/20/2026	302,203	302,823

Total Investments					$962,613	$949,758

(1)	Reference rate and spread and maturity date for other debt investments are weighted average calculations based on fair value.

Item 8.01. Other Items.

As previously disclosed, the Fund has registered with the Securities and Exchange Commission a continuous public offering of up to $5,000,000,000 in common shares of beneficial interest (the “Offering”). The terms of the Offering required the Fund to deposit all subscription proceeds in escrow with UMB Bank, N.A., as escrow agent, until the Fund received subscriptions aggregating at least $100,000,000 in common shares of the Fund (excluding shares purchased by Blackstone Credit BDC Advisors LLC, its affiliates and the Fund’s trustees and officers but including any shares purchased in private offerings), in any combination of share classes.

As of January 7, 2021, the Fund had satisfied the minimum offering requirement, and the Fund’s board of trustees had authorized the release of proceeds from escrow. As of such date, the Fund issued and sold 32,560,141 shares (consisting of 2,750,840 Class S shares, and 29,809,301 Class I shares; no Class D shares were issued or sold as of such date), and the escrow agent released net proceeds of approximately $814 million to the Fund as payment for such shares. Blackstone and its employees, including the Fund’s executive officers, owned approximately $35 million of shares as of January 7, 2021.

A press release announcing the Fund’s breaking of escrow is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

10.1	Credit and Security Agreement, dated as of January 8, 2021, by and between BCRED Castle Peak Funding LLC , a subsidiary of Blackstone Private Credit Fund, with Citibank, N.A., as administrative agent.

99.1	Press Release of Blackstone Private Credit Fund dated January 12, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: January 12, 2021	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Compliance Officer, Chief Legal Officer and Secretary